UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2022

Associated Banc-Corp

(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street Green Bay, Wisconsin 54301
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 491-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	ASB	New York Stock Exchange
Depositary Shrs, each representing 1/40th intrst in a shr of 5.875% Non-Cum Perp Pref Stock Srs E	ASB PrE	New York Stock Exchange
Depositary Shrs, each representing 1/40th intrst in a shr of 5.625% Non-Cum Perp Pref Stock Srs F	ASB PrF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2022, Associated Banc-Corp (the “Company”) announced that Derek Meyer has been appointed to the position of Executive Vice President, Chief Financial Officer of the Company and its subsidiaries, effective August 1, 2022 (the “Start Date”).  Mr. Meyer, age 55, has been the Executive Vice President and Corporate Treasurer of Huntington National Bank (“Huntington”) since July 2019.  He served as the Executive Vice President & Director, Financial Planning & Analysis of Huntington from January 2011 to June 2019, and as its Senior Vice President & CFO, Retail & Business Banking & Home Lending from 2006 until December 2010.

Mr. Meyer will succeed the Company’s current Executive Vice President, Chief Financial Officer, Christopher J. Del Moral-Niles, who announced his planned retirement from the Company in January 2022.  Mr. Del Moral-Niles will continue in his current role until Mr. Meyer’s Start Date.

Mr. Meyer does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

In connection with his appointment, the Company and Mr. Meyer entered into an employment offer letter agreement dated May 27, 2022 (the “Offer Letter”) setting forth the terms of his employment.  Under the Offer Letter, Mr. Meyer will be entitled to the following compensation:

•Annualized base salary (“Base Salary”) for 2022 of $490,000, subject to annual review and adjustment by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors.

•Eligibility to earn an annual cash incentive, targeted at 75% of his Base Salary then in effect.  For 2022, his target annual incentive bonus will be 75% of his Base Salary prorated based on his Start Date. His actual incentive payment amount will be calculated and based on the attainment of the Company’s and/or individual performance objectives as established each year under the Company’s Management Incentive Plan.  The Compensation Committee may change his target annual incentive in future years.

•Eligibility for an annual equity grant in 2023 with a grant date fair value equal to 110% of Mr. Meyer’s then-current Base Salary.  For 2023, equity grants will be made in the form of time-based restricted stock units (25% of the award, with vesting ratably annually over four years) and performance-based restricted stock units (75% of the award, with vesting over a three-year performance period).  The Compensation Committee may change the mix, weighting, vesting and/or form of awards in the future.

•A Start Date “sign-on” grant of restricted stock units (the “Sign-on Grant”) with a value equal to $1,231,000.  The Sign-on Grant will be in the form of both performance-based restricted stock (40% of the award, tied to the Company’s 2022 Long-Term Incentive Plan, vesting in 2026) and time-based restricted stock (60% of the award, vesting ratably annually over three years).  The number of shares subject to the Sign-on Grant will be determined by dividing the value of the grant by the average of the closing prices of the Company’s stock for the ten trading days ending immediately prior to the Start Date.

•During his employment, Mr. Meyer will be eligible for the Company’s then-current employee benefits programs applicable to senior executives, subject to all plan terms and eligibility requirements, along with limited reimbursement for relocation expenses.  He will also be eligible for the Company’s standard form of Change in Control Agreement at the Company’s Executive Leadership Team level.

•A sign-on bonus of $150,000 to be paid within the first 30 days of Mr. Meyer’s employment, subject to a pro-rated reimbursement schedule if Mr. Meyer voluntarily leaves the Company for any reason prior to completing one year of service.

The foregoing summary of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

On June 15, 2022, the Company issued a press release announcing the appointment of Mr. Meyer as Executive Vice President, Chief Financial Officer.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1Offer Letter Agreement between Associated Banc-Corp and Derek Meyer, dated May 27, 2022

99.1Press Release issued by Associated Banc-Corp on June 15, 2022

104Cover Page Interactive Date File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)

Date: June 15, 2022	By: /s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel and Corporate Secretary